UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 31, 2010

QUADRA PROJECTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53156	45-0588917
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

6130 Elton Avenue, Las Vegas, NV		89107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		1-888-597-8899

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

Joint Venture – Jamaica, West Indies

On May 31, 2010, Quadra Projects Inc.’s (the “Company”) wholly owned subsidiary, Quadra Energy Systems Inc. (“QES”) entered into a Joint Venture Agreement (the “Agreement”) with Imex International Corp. (“Imex”), to establish a QES2000 Waste to Energy conversion system (“QES2000 System”) for used tire conversion to biochar and fuel oil in Jamaica (“Joint Venture”).

The Agreement supersedes the February 15, 2010 purchase agreement wherein Imex was to purchase one QES2000 System at a total cost of $650,000 of which $ 450,000 relates to the cost of the System and $ 200,000 relates to cost of additional equipment.

The Joint Venture enables us to establish a QES2000 System Conversion Plant (“Plant”) in Jamaica under a joint venture structure with 60% equity interest to us and 40% to Imex. The Joint Venture will operate under the name Carib Green Industries.

For Imex to earn the 40% equity interest, Imex must source and deliver the feedstock material of used tires and also be the general operator of the Plant for operations in Jamaica. Imex is responsible for sourcing a suitable facility for joint venture operations. As a joint venture partner, Imex is entitled to exclusive importation and distribution rights of the QES2000 System in the Caribbean. At this time we have not finalized a formal importation and distribution agreement with Quadra. Imex will also be responsible for marketing by-products, along with our efforts, specifically biochar to target markets of landscapers, to source potential funding.

For QES to earn 60% equity interest, QES must deliver, install and train staff to operate the QES2000 System. QES will provide all required technical support and management services if needed. QES will be responsible for undertaking development of special applications of the QES2000 System if required, maintain the QES2000 System and develop upgraded versions of the QES2000 System, market the byproducts generated, sourcing all required licenses, approvals to manufacture, sell, and market byproducts, and complying with all environmental rules and regulations.

Title and ownership for any QES2000 System installed shall remain the property of QES until payment of the amount of $650,000 from the earnings of the joint venture for such installed QES2000 System shall be paid QES. When this amount is paid, title and ownership of the QES2000 System will pass to the Joint Venture via a 40 year license.

The Joint Venture provides that a management committee be formed consisting of 4 members of which we will appoint 2 and Imex will appoint the remaining 2 members. The management committee will also appoint a representative a president (“Committee President”) and Chief Technical Officer (“CTO”) of the management committee.

From May 31, 2010 to May 30, 2015, Imex is restricted from engaging in any type of business in competition with products and services operated under the Joint Venture.

The Agreement is attached as Exhibit 10.1.

3

Item 9.01	Financial Statements and Exhibits.
Exhibit 10.1	Joint Venture Agreement dated May 31, 2010 with Imex International Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRA PROJECTS INC. /s/ Claude Diedrick Claude Diedrick President, CEO, CFO, and Director
Date:      June 7, 2010